UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2024

Andalusian Credit Company, LLC

(Exact name of Registrant as Specified in Its Charter)

delaware	814-01670	92-2145091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 John F Kennedy Pkwy Short Hills, New Jersey	07078
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 314-3045

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On February 12, 2024 (the “Effective Date”), Andalusian Credit Company, LLC, a Delaware limited liability company (the “Company”) entered into a revolving credit facility, by and among the Company, as borrower, CIBC Bank USA, as administrative agent (in such capacity, the “Administrative Agent”) and letter of credit issuer, and the financial institutions party thereto, as lenders (the “Credit Agreement”).

The Credit Agreement provides for borrowings in U.S. dollars in an initial aggregate amount of up to $75,000,000 with an option for the Company to request, at one or more times, that existing and/or new lenders, at their election, provide up to $175,000,000.

Availability under the Credit Agreement will terminate on the earlier of February 12, 2025 (the “Stated Maturity Date”), which may be extended for an additional period of up to one year subject to the consent of the Administrative Agent and extending lenders, and the date of termination of the revolving commitments thereunder.

Borrowings under the Credit Agreement are subject to compliance with a borrowing base test. Amounts drawn under the Credit Agreement in U.S. dollars will bear interest at either term 1 Month SOFR plus 2.75%, or the base rate plus 1.75%.

During the period commencing on the Effective Date and ending on the earlier of the Stated Maturity Date and the date of termination of the revolving commitments under the Credit Agreement, the Company will pay a non-use fee of 0.35% per annum, payable quarterly in arrears based on the average daily unused amount of the commitments then available thereunder.

In connection with the Credit Agreement, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. The Credit Agreement contains events of default customary for facilities of this type. Upon the occurrence of an event of default, the Administrative Agent, at the request of the required lenders, may terminate the commitments and declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.

The Company’s obligations under the Credit Agreement are secured by the Company's ability to call capital from its investors, the capital commitments and capital contributions of such investors, the bank accounts into which such capital contributions are funded and any other assets.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1*	Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10)(vi) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andalusian Credit Company, LLC

Date: February 16, 2024	By:	/s/ Terrence W. Olson
		Name:	Terrence W. Olson
		Title:	Chief Financial Officer